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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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New Brunswick Scientific Co., Inc.

(Name of Registrant as Specified In Its Charter)

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NEW BRUNSWICK SCIENTIFIC CO., INC.
44 Talmadge Road
Edison, New Jersey 08817

NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS

MAY 26, 2005

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the “Corporation”), will be held at the Clarion Hotel, 2055 Lincoln Highway (Route 27), Edison, New Jersey, on Thursday, May 26, 2005 at 10:00 A.M. Eastern Daylight Saving Time, for the following purposes:

1.	To elect three Class III directors of the Corporation to terms of three years and one Class I director of the Corporation to a term of one year.

2.	To approve amendments to the Corporation’s Employee Stock Purchase Plan.

3.	To transact such other business as may properly come before the meeting and any and all adjournments thereof.

            The Board of Directors has fixed the close of business on April 5, 2005, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. A copy of the Annual Report of the Corporation for the year ended December 31, 2004 is included herein.

By Order of the Board of Directors

Adele Lavender Secretary

April 6, 2005

ALL SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

1

NEW BRUNSWICK SCIENTIFIC CO., INC.
44 Talmadge Road
Edison, New Jersey 08818

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the “Corporation”), to be held at the Clarion Hotel, 2055 Lincoln Highway (Route 27), Edison, New Jersey, on Thursday, May 26, 2005 at 10:00 A.M., Eastern Daylight Saving Time. This Proxy Statement and enclosed form of proxy are being sent to shareholders commencing on or about April 6, 2005.

          You are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. Proxies duly executed and received in time for the meeting will be voted in accordance with the directions thereon at the meeting. Such proxies may, nevertheless, be revoked at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Corporation. Please note that mere presence at the meeting will not be effective to revoke a proxy. If you attend the meeting and wish to revoke your proxy, you still must deliver written notice to the Secretary of the Corporation before the voting thereof.

          The Board of Directors has fixed the close of business on April 5, 2005, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. As of the record date, the Corporation had outstanding 8,933,353 shares of Common stock, the holders of which are entitled to one vote per share.

ITEM 1. ELECTION OF DIRECTORS

          The Corporation’s Certificate of Incorporation provides for classification of the Board of Directors into three classes with staggered terms of office. Four Class III directors have terms expiring at the 2005 Annual Meeting. The Certificate of Incorporation provides that the number of directors in each of the three classes be apportioned so as to maintain the number of directors in each class as nearly equal as possible. Therefore, three directors designated as Class III directors are to be elected at the 2005 Annual Meeting and serve terms of three years and the fourth director shall be redesignated a Class I director, and shall be elected for a one year term. As a result, each class shall have three directors.

Nominees for Directors

          The persons named on the enclosed proxy will vote such proxy for the nominees listed below and on the proxy except where authority has been withheld as to a particular nominee or as to all such nominees. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors may nominate. A majority of the votes cast by holders of Common stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

          The following table presents the name, age and principal occupation of each nominee and present director.

Name	Age	Principal Occupation	First Became a Director In
Nominees for Terms Expiring at the 2008 Annual Meeting (Class III)

David Freedman (1)	84	Chairman of the Board and Chief Executive Officer of the Corporation	1958
Dr. Jerome Birnbaum(2)	65	Pharmaceutical R&D Consultant	2000
James T. Orcutt	47	President and Chief Operating Officer of the Corporation	2001

Nominee for Term Expiring at the 2006 Annual Meeting (Class I)

Kenneth Freedman(1)	46	General Manager and Director/Treasurer of Auricle Communications	1999

Terms Expiring at the 2006 Annual Meeting (Class I)

Peter Schkeeper(2)	60	President of Schkeeper, Inc.	1999
Ernest Gross(2)	86	Attorney in Private Practice	1984

Terms Expiring at the 2007 Annual Meeting (Class II)

Daniel S. Van Riper(2)	64	Special Advisor, Sealed Air Corporation	2001
Dr. David Pramer(2)(3)	82	Executive Assistant for Research Policy and Administration, Rutgers University	1962
Joel Jaffe(2)	58	Treasurer, Aveta Pharmacy Services, LLC	2004

(1)	Kenneth Freedman is the son of David Freedman.

(2)	Independent director pursuant to the NASDAQ listing standards for independence.

(3)	Dr. Pramer was previously a director of the Corporation from 1962 to 1976. He was appointed a director again on April 11, 1989.

Business Experience of Directors

          David Freedman serves as Chairman of the Corporation’s Board of Directors, a position he has held since the Corporation was incorporated in 1958. Mr. Freedman previously served as President and Chief Executive Officer of the Corporation until his resignation from that position on May 1, 1989. Mr. Freedman was reappointed as Chief Executive Officer in 2000. Mr. Freedman is also a director of PharmaSeq, Inc., a privately held company.

          Jerome Birnbaum, Ph.D. is a pharmaceutical R&D Consultant and is a Co-founder of Achillion Pharmaceuticals, Inc., a development stage biotechnology company. Previously, Dr. Birnbaum was employed by Merck and Co., Inc. from 1966-1987 in various positions culminating as Vice President, Microbiology and Agricultural Research. From 1987 until his retirement in January 2000 he was employed in various positions by Bristol-Myers Squibb Company culminating as Senior Vice President, Strategic R&D Operations. Dr. Birnbaum is also a director of ASM Resources, Inc.

          James T. Orcutt was employed by the Corporation in May, 2000 as President of the Life Science division and served in that capacity until his appointment as President of the Corporation on September 10, 2001. Mr. Orcutt was further appointed as Chief Operating Officer of the Corporation on February 23, 2004. Prior to joining the Corporation, Mr. Orcutt spent 5 years as Senior Vice President of Sales, Marketing and Development with Boekel Industries and 12 years with Barnstead/Thermolyne in various sales and marketing management positions. Prior to his employment with Barnstead/Thermolyne he was employed as a project engineer and a field engineer.

          Kenneth Freedman has, since February 1992, been employed by Auricle Communications, a not-for-profit corporation dedicated to radio programming. From 1985 to 1991 he was the Station Manager of WFMU-FM in East Orange, New Jersey.

          Peter Schkeeper has, since January 1, 1993, been the President of Schkeeper Inc., a professional engineering inspection services company. From 1972 to 1992 Mr. Schkeeper was employed by Valcor Engineering Corporation in a number of different positions ending with division President.

          Ernest Gross is an attorney-at-law who retired in 1984 from Rutgers University where he had been a Professor and Associate Director of the Institute of Management and Labor Relations from 1971 to 1983.

          Daniel S. Van Riper is a special advisor to management of Sealed Air Corporation, a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems. From July 1, 1998 until January 1, 2002, he was Senior Vice President and Chief Financial Officer of Sealed Air. Prior to joining Sealed Air, Mr. Van Riper spent 36 years with KPMG LLP, a major independent audit and accounting firm, including 26 years as a partner. Mr. Van Riper is also a director of three other publicly traded companies, 3D Systems Corp., DOV Pharmaceutical Inc. and Hubbell Incorporated.

          David Pramer, Ph.D. has had a 53-year career at Rutgers University, New Brunswick, New Jersey. Dr. Pramer had served as a Professor of Microbiology and until 1994 he also served as Associate Vice President of the University responsible for corporate liaison activities and transfer of University research technology to government and industrial users. From 1980 to 1988, he was the Director of the Waksman Institute of Microbiology, a research and educational unit within the University. Dr. Pramer currently holds the position of Executive Assistant for Research Policy and Administration at the University.

          Joel Jaffe has been Treasurer of Aveta Pharmacy Services, LLC, a company that supplies pharmacy services to long-term care institutions and other institutional health care facilities since March 2004. From May 2003 to March 2004 he was Treasurer of Partners Healthcare, LLC, a subsidiary of Aveta Pharmacy Services. From April 1999 to April 2003 he was Executive Vice President and Treasurer of Care One, LLC, a long-term care provider that owns and operates skilled nursing homes and assisted living facilities in New Jersey. From January 1998 to April 2003 Mr. Jaffe was Treasurer of a company that managed the investments of a wealthy family. From May 1995 to December 1997 Mr. Jaffe was Senior Vice President and Treasurer of The Multicare Companies, Inc., a publicly traded company that owned and operated skilled nursing homes that provided long-term care and specialty medical services. Prior to joining The Multicare Companies, Mr. Jaffe spent 27 years with KPMG, LLP, a major independent audit and accounting firm, including 16 years as a partner. Mr. Jaffe serves as Chairman of the Corporation’s audit committee and has been designated by the Board of Directors as a financial expert.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND FEES

          The Corporation’s Board of Directors held a total of eight meetings during the year ended December 31, 2004, all directors attended 75% or more of the meetings of the Board and meetings of committees of the Board on which they served with the exception of Dr. Birnbaum who missed the meeting of the Nominating Committee and Kenneth Freedman who missed three Board of Directors meetings. All Board members are expected to attend the Corporation’s annual meetings. At the Corporation’s 2004 annual meeting, all members of the Board and nominees for election to the Board were present.

          The standing committees of the Board of Directors include the Corporate Governance and Compensation Committee, the Audit Committee, the Executive Committee and the Nominating Committee.

Corporate Governance and Compensation Committee

          The Charter of the Corporate Governance and Compensation Committee of the Board of Directors is available on the Corporation’s website at http://nbsc.com. Please note that the information on the Corporation’s website is not incorporated by reference in this Proxy Statement.

          The Corporate Governance and Compensation Committee is comprised of three members, all of whom are Non-employee Directors. The members of the Corporate Governance and Compensation Committee are Ernest

Gross (Chairman), Dr. David Pramer, Dr. Jerome Birnbaum and Daniel S. Van Riper, all of who meet the independence requirements of NASDAQ. The committee reviews the Corporation’s policies with respect to employment, pension benefits and stock option plans and recommends modifications to such policies. This committee also administers the Corporation’s Stock Option Plan for Officers and Key Employees, reviews the compensation of the Corporation’s executive officers and the compensation and stock options of Directors and makes recommendations for decisions thereon by a majority of the independent directors.

          Among its other responsibilities, this committee makes recommendations to the Corporation’s Board of Directors from time to time as to matters of corporate governance, and reviews and assesses the Corporation’s Corporate Governance Guidelines. The Corporate Governance and Compensation Committee met five times during the year ended December 31, 2004.

Audit Committee

          The Charter of the Audit Committee of the Board of Directors is available on the Corporation’s website at http://nbsc.com. Please note that the information on the Corporation’s website is not incorporated by reference in this Proxy Statement. The Charter of the Audit Committee requires that it be comprised of at least three members, all of whom are Non-employee Directors and at least one of whom is an “audit committee financial expert” as defined by the Securities Exchange Commission. The members of the Audit committee are Joel Jaffe (Chairman), Ernest Gross and Peter Schkeeper, all of whom meet the independence requirements of NASDAQ and of the Securities and Exchange Commission. The Board has determined that Mr. Jaffe is an Audit Committee Financial Expert.

          The Audit Committee has the sole and direct authority to engage, appoint, evaluate, compensate and replace the independent auditors, and it reviews and approves in advance all audit, audit related and non-audit services performed by the independent auditors. The Audit Committee meets with management regularly to consider the adequacy of the Corporation’s internal controls and financial reporting process and the reliability of the Corporation’s financial reports to the public. This committee also meets with the independent auditors and with the Corporation’s appropriate financial personnel regarding these matters. The independent auditors meet privately with this committee and have unrestricted access to the committee. The Audit Committee also examines the independence and performance of the independent auditors. In addition to its other responsibilities, the Audit Committee reviews the Corporation’s critical accounting policies, its annual and quarterly reports on Forms 10-K and 10-Q, and its earnings releases before they are published. The Audit Committee held seven meetings during the year ended December 31, 2004. See---“Report of the Audit Committee” on page 12 of this Proxy Statement for more information.

Executive Committee

          The Executive Committee consisting of Messrs. Freedman, Schkeeper, Gross and Pramer handles certain matters that do not require action by the full Board and represents the interests of the Board in connection with matters arising between Board meetings. The Executive Committee met six times during the year ended December 31, 2004.

Nominating Committee

          The Nominating Committee Charter is available on the Corporation’s website at http://nbsc.com. Please note that the information on the Corporation’s website is not incorporated by reference in this Proxy Statement. The Nominating Committee Charter requires that the committee be comprised of at least three members, all of whom must be Non-employee Directors and meet the independence requirements of NASDAQ. The Nominating Committee consisting of Drs. Pramer (chairman), Birnbaum, and Mr. Schkeeper met one time during the year ended December 31, 2004. This committee acts as a screening committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the committee on its own initiative or referred by other Board members, management, shareholders or external sources. Names of prospective candidates must be submitted in writing to the Secretary of the Corporation by December 22, 2005 for referral to the committee. Any shareholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the procedures set forth in the Committee’s Charter.

Executive Sessions

          Non-management independent directors meet regularly in executive sessions without management. Non-management independent directors are those who are not corporate officers and exclude Kenneth Freedman, the son of David Freedman who is deemed not to be independent. Executive sessions are led by a “Lead Director” who coordinates the activities of the other independent directors and performs such other duties and responsibilities as the Board of Directors may determine, including scheduling of meetings of the independent directors and providing liaison between the independent directors and the Chief Executive Officer. An executive session is held in conjunction with each regularly scheduled Board Meeting and other sessions may be called by the Lead Director in his own discretion or at the request of at least two independent directors. Mr. Schkeeper has been designated as the Lead Director.

Contacting the Board of Directors

          Any shareholder who wishes to contact any member of the Board of Directors may do so electronically by sending an e-mail to the following address: bdofdirectors@nbsc.com. Alternatively, a shareholder can contact any member of the Board by writing to Board of Directors, New Brunswick Scientific Co., Inc. 44 Talmadge Road, Edison, NJ 08817. Communications received electronically or in writing will be distributed to the appropriate Board member depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded to the Chairman of the Audit Committee.

Compensation of Directors

          Effective January 1, 2005, the Directors of the Corporation who are not also full time employees of the Corporation are paid $14,000 annually plus $1,000 for each Board meeting they attend and $600 for each Committee meeting they attend. The Lead Independent Director receives an annual fee of $2,500 and committee chairmen receive an annual fee of $5,000 in addition to $800 for each meeting they attend. The Chairman of the Audit Committee receives an annual fee of $7,500 in addition to $800 for each meeting attended. Members of the Executive Committee receive an annual fee of $1,000 in addition to $600 for each meeting they attend. In addition, outside Directors of the Corporation (i.e., those who are not also officers of the Corporation) are eligible to be granted options to purchase stock in the Corporation pursuant to the Corporation’s 1999 Stock Option Plan for Nonemployee Directors. Option prices are set at not less than 85% of the fair market value of the stock on the date of grant. These options are generally exercisable over a five-year period in 20% annual installments beginning one year after date of grant.

SECURITY OWNERSHIP OF MANAGEMENT

          The following table sets forth certain information, as of April 6, 2005, concerning the beneficial ownership of the Corporation’s Common stock for (a) each director (and nominee for director); (b) each of the named officers (the “Named Executive Officers” as defined in the Executive Compensation section); and (c) all directors and executive officers of the Corporation as a group. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
David Freedman (1)(2)	1,237,800	13.9%
Dr. Jerome Birnbaum(3)	15,382	(4)
James T. Orcutt(5)	57,756	(4)
Kenneth Freedman(3)(6)	87,512	(4)
Peter Schkeeper(3)	17,472	(4)
Ernest Gross(3)(7)	58,823	(4)
Daniel S. Van Riper(3)	19,259	(4)
Dr. David Pramer(3)(8)	92,455	1.0%
Joel Jaffe	1,000	(4)
Samuel Eichenbaum(5)	75,854	(4)
Dr. Lee Eppstein(5)	55,242	(4)
William J. Dunne(5)	20,276	(4)
All directors and executive officers as a group(2)(9)	1,774,006	19.9%

(1)	This figure includes 66,550 shares which may be acquired within 60 days under the 1998 Stock Option Plan for 10% Shareholder-Directors.

(2)	This figure includes 180,800 shares owned by Mr. Freedman’s wife directly but does not include 79,083 shares owned by a trust for the benefit of Mr. Freedman’s wife. Mr. Freedman has neither voting nor investment control over the shares held by the Trust.

(3)	This figure includes respective shares which may be acquired within 60 days under stock option plans for nonemployee directors as follows: Kenneth Freedman – 14,382; Dr. Birnbaum – 12,382; Mr. Schkeeper – 15,262; Mr. Gross – 34,534; Mr. Van Riper – 10,604 and Dr. Pramer – 23,076.

(4)	Less than 1 percent.

(5)	This figure includes respective shares which may be acquired within 60 days under stock option plans for officers and key employees as follows: Mr. Orcutt – 46,816; Mr. Eichenbaum – 38,854; Dr. Eppstein – 29,832 and Mr. Dunne – 16,478.

(6)	This figure includes 10,963 shares owned by Kenneth Freedman’s wife and 26,194 shares in trusts for Mr. Freedman’s minor children for which he is the trustee.

(7)	This figure includes 500 shares owned by Mr. Gross’ wife and 23,789 shares owned jointly by Mr. Gross and his wife.

(8)	This figure includes 2,042 shares owned by Dr. Pramer’s wife and 67,337 shares owned jointly by Dr. Pramer and his wife.

(9)	This figure includes 322,052 shares which may be acquired by the officers and directors as a group within 60 days under the 1991 and 2001 Stock Option Plans for Officers and Key Employees, the 1998 Stock Option Plan for 10% Shareholder-Directors and the 1989 and 1999 Stock Option Plans for Nonemployee Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of April 6, 2005, concerning the only persons who, to the best of Management’s knowledge, own beneficially more than five percent (5%) of the Corporation’s Common stock. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
David Freedman (1) 44 Talmadge Road Edison, New Jersey 08818	1,171,250	(3)	13.1%
Sigmund Freedman (1) 1050 George Street – 10M New Brunswick, NJ 08901	1,023,201	(3)	11.5%
Banque Carnegie Luxembourg S.A. 5 Place la Gare L-1616 Luxembourg Grand-Duchy of Luxembourg	887,040	(4)	9.9%
Royce & Associates, Inc. 1414 Avenue of the Americas New York, NY 10019	557,136		6.2%
Eliot Rose Asset Management, LLC 10 Weybosset Street – Suite 401 Providence, RI 02903	486,250	(5)	5.4%

(1)	Messrs. David and Sigmund Freedman are brothers. By virtue of their stockholdings, they may be deemed to be “control persons” of the Corporation. David Freedman controls the stock of Sigmund Freedman and consequently he controls 24.6% of the Common stock of the Corporation.

(2)	This figure includes 180,800 shares owned by Mr. Freedman’s wife directly but does not include 79,083 shares owned by a trust for the benefit of Mr. Freedman’s wife. Mr. Freedman has neither voting nor investment control over the shares held by the trust.

(3)	This figure excludes shares which may be acquired within 60 days under the 1998 Stock Option Plan for 10% Shareholder-Directors as follows: David Freedman – 66,550 and Sigmund Freedman – 9,982.

(4)	Banque Carnegie Luxemburg S.A., Carnegie Global Healthcare Fund Management Company S.A., Carnegie Bank A/S, D. Carnegie & Co. AB and Carnegie Kapitalforvaltning AB are members of a group which collectively own 887,040 shares of the Corporation and have shared voting power with respect to the shares owned by each.

(5)	Gary S. Siperstein, the managing member of Eliot Rose Asset Management, LLC is deemed to be the beneficial owner of these securities pursuant to his ownership interest for Eliot Rose Asset Management, LLC.

Executive Officers

     The following table presents the name, age and present office or position of each of the Corporation’s executive officers:

Name	Age	Present Office or Position (1)
David Freedman	84	Chairman of the Board and Chief Executive Officer
James T. Orcutt	47	President and Chief Operating Officer
Adele Lavender (2)	80	Secretary
Samuel Eichenbaum	65	Vice President, Finance, Chief Financial Officer and Treasurer
Dr. Lee Eppstein	62	Vice President, Technology

(1)	Mr. David Freedman is also a director of the Corporation (see “Election of Directors” above). Adele Lavender, who had served as Administrative Assistant to Mr. David Freedman from 1970 until June 30, 1990, was appointed Secretary of the Corporation in 1985. Mr. Eichenbaum was appointed Chief Financial Officer of the Corporation in February, 1985, Vice President, Finance in May 1990 and Treasurer in September 2003. Mr. Eichenbaum was Assistant Treasurer of the Corporation from May, 1986 through April, 1990. James T. Orcutt, a director of the Corporation, was appointed President of the Life Sciences Division in May 2000, President of the Corporation on September 10, 2001 and Chief Operating Officer on February 23, 2004. Dr. Eppstein was appointed Vice President, Technology in February 2000.

(2)	Ms. Lavender retired from her position as Administrative Assistant to Mr. David Freedman effective June 30, 1990. Ms. Lavender continues to serve on a part-time basis and in an emeritus capacity as Secretary of the Corporation.

     The officers serve at the pleasure of the Board of Directors. The officers are normally elected at the meeting of directors immediately following the Annual Meeting of the Shareholders and serve until their successors are elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the year ended December 31, 2004, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2004 with respect to the shares of the Corporation’s Common Stock that may be issued under the Corporation’s existing equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)
Equity compensation plans approved by shareholders	720,656	$4.45	468,023
Equity compensation plans not approved by Shareholders	-	-	-

Total	720,656	$4.45	468,023

EXECUTIVE COMPENSATION

     The following table sets forth a summary for the last three fiscal years of the compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Corporation and the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the last fiscal year (the “Name Executive Officers”).

SUMMARY COMPENSATION TABLE

Annual Compensation(1)
Name and Principal Position	Year	Salary ($)	Bonus	Options (#)
David Freedman	2004	$275,184	$82,555	-
Chairman of the Board and	2003	264,600	-	-
Chief Executive Officer	2002	264,600	78,120	-
James T. Orcutt	2004	207,200	73,633	-
President and Chief Operating Officer	2003	185,000	11,140	27,500
	2002	178,942	56,600	24,200
Samuel Eichenbaum(2)	2004	171,200	62,610	-
Vice President, Finance,	2003	160,000	11,250	22,000
Chief Financial Officer, and Treasurer	2002	158,461	57,750	18,150
Dr. Lee Eppstein	2004	131,040	44,312	-
Vice President, Technology	2003	126,000	-	16,500
	2002	125,076	37,200	12,100
William J. Dunne	2004	127,308	32,136	-
Vice President, Sales	2003	123,600	-	5,500
Sigmund Freedman(2)	2003	72,000	-	-
	2002	103,538	-	-

(1)	While each of the Named Executive Officers received perquisites or other personal benefits in the years set forth above, the value of these benefits are not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the Named Executive Officer’s salary and bonus in any year with the exception of David Freedman, whose benefits, which include 401(k) match, use of a Corporation owned vehicle and various insurance coverages amounted to $27,022 or 10.2% of his compensation in 2003.

(2)	Sigmund Freedman retired as Treasurer of the Corporation on August 31, 2003. Samuel Eichenbaum was elected Treasurer of the Corporation on September 2, 2003.

     David Freedman was previously employed by the Corporation pursuant to an employment agreement, which expired on December 31, 2004.

     The Corporation entered into termination agreements with each of David Freedman, Samuel Eichenbaum and Dr. Lee Eppstein. Those agreements provide for payments by the Corporation to such individuals in the event that their employment relationship with the Corporation is terminated as a result of a transaction, not approved by the Corporation which effects a change in control of the Corporation, in an aggregate amount equal to 125% of the total salary and bonuses paid to them during the two years preceding their termination.

     The estimated amounts of compensation that would have been owed to the Named Executive Officers assuming that such terminations occurred as of March 31, 2005 are as follows: David Freedman - $792,000; Samuel Eichenbaum - $502,000 and Dr. Lee Eppstein - $343,000.

     In addition, the Corporation has entered into termination agreements with Samuel Eichenbaum, James T. Orcutt and Dr. Lee Eppstein, which provide for payments equal to 200% of their current annual base salary at the time of termination if they are involuntarily terminated for any reason after the occurrence of a change in control of the Corporation. The Corporation loaned Mr. Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 20,460 shares of the Corporation’s Common stock. The current balance due on the loan is $1,250. These shares of stock have been pledged to the Corporation to secure the loan.

All Other Compensation

     As a result of the interest-free loan to Mr. Eichenbaum (in order to exercise certain stock options) the Corporation has foregone $248 in interest in 2004.

Pension Plan

     The Named Executive Officers participate in the Corporation’s Salaried Employees’ Retirement Plan (the “Pension Plan”), which provides pension benefits to all salaried employees of the Corporation meeting certain age and length of service requirements. The following table sets forth the estimated annual pension benefits from the Pension Plan, based upon a maximum salary of $205,000 per year payable upon retirement at Normal Retirement Date (as defined in the Pension Plan):

Estimated Annual Benefits
Years of Continuous Service

Annual Salary	10	20	30	40	45
$100,000	$11,148	$22,680	$34,212	$43,978	$47,978
$120,000	$13,468	$27,400	$41,332	$53,098	$57,898
$140,000	$15,788	$32,120	$48,452	$62,218	$67,818
$160,000	$18,108	$36,840	$55,572	$71,338	$77,738
$180,000	$20,428	$41,560	$62,692	$80,458	$87,658
$205,000	$23,328	$47,460	$71,592	$91,858	$100,058

     The normal retirement benefit formula for plan participants provides that benefits are the sum of the following:

          1.   .5% of annual compensation up to $7,800 plus 1% of annual compensation in excess of $7,800 multiplied by Credited Service prior to January 1, 1983.

          2.   .6% of annual compensation up to $7,800 plus 1.2% of annual compensation in excess of $7,800 for each year of Credited Service from January 1, 1983 to Normal Retirement Date up to a maximum of 35 years (maximum includes years of service prior to January 1, 1983) (as such terms are defined in the Pension Plan).

          3.   .8% of annual compensation for each year of Credited Service in excess of 35 years.

     The benefit amounts listed in the above table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2004, the years of credited service under the Pension Plan for Messrs. David Freedman; James T. Orcutt; Samuel Eichenbaum, Dr. Lee Eppstein and William J. Dunne are 58, 4, 19, 22 and 15, respectively. During the fiscal year ended December 31, 2004, benefits under the Pension Plan were paid to David Freedman in the amount of $62,564.

Options Granted During 2004 to Named Executive Officers

      None

Options Exercised During 2004 and Fiscal Year End Option Values

      The following table sets forth information concerning the 2004 fiscal year-end value of unexercised options for each of the Named Executive Officers based upon the closing price of $6.20 per share on December 31, 2004.

	Shares Acquired	Value	Number of Unexercised Options/SARs		Value of Unexercised in The Money Options/SARs ($)(2)
Name	on Exercise	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
David Freedman	10,000	$18,296	98,760	-	$162,313	$-
James T. Orcutt	-	-	25,652	52,668	$42,108	$89,991
Samuel Eichenbaum	24,157	$66,880	26,424	37,684	$43,077	$64,792
Dr. Lee Eppstein	11,749	$28,790	20,812	27,753	$33,832	$47,678
William J. Dunne	16,105	$29,798	13,068	11,792	$21,175	$20,092

(1)	Market value of underlying securities on date of exercise, minus the exercise price multiplied by the number of shares.

(2)	Market value of underlying securities at fiscal year-end, minus the exercise price multiplied by the number of shares.

Report of the Independent Directors of the Board of Directors

     The directors of the board of directors who meet the independence requirements of NASDAQ, after taking into consideration recommendations from the Corporate Governance and Compensation Committee, establish the compensation for David Freedman, the Chairman of the Board and Chief Executive Officer as well as for the other executive officers of the Corporation. The independent directors have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

     The independent directors receive a recommendation from the Corporate Governance and Compensation Committee as to the compensation of Mr. Freedman and the other executive officers. The independent directors utilize the same compensation components and performance assessments as followed generally by the Corporation and the Corporate Governance and Compensation Committee in determining compensation for the Corporation’s executive officers.

     For the year ended December 31, 2004, the compensation of David Freedman, the Chairman of the Board of the Corporation, consisted of a salary of $275,184. Mr. Freedman had an Employment Agreement which expired December 31, 2004. Neither Mr. Freedman nor any of the other executive officers participated in any decisions related to their compensation.

Submitted by the Independent Directors of the Board of Directors on March 29, 2005

Dr. Jerome Birnbaum Ernest Gross Joel Jaffe Dr. David Pramer Peter Schkeeper Daniel S. Van Riper

Report of the Corporate Governance and Compensation Committee of the Board of Directors

     The Corporate Governance and Compensation Committee of the Board of Directors reviews the compensation of the Corporation’s executive officers and makes recommendations for decisions thereon by a majority of the independent directors. The Corporate Governance and Compensation Committee is composed of four (4) non-employee directors all of whom meet the independence requirements of NASDAQ, currently Mr. Ernest Gross, Dr. Jerome Binrbaum, Mr. Daniel S. Van Riper and Dr. David Pramer, who have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure.

     The Corporation compensates its executive officers through a combination of base salary, bonus, periodic grants of stock options, the use of Corporation owned automobiles and split dollar life insurance. In addition, executive officers participate in benefit plans, including medical, dental, life insurance, pension and 401(k) plans, that are generally available to all of the Corporation’s employees.

     Base salary levels for the Corporation’s executive officers are set generally to be competitive in relation to the salary levels of executive officers within the industry and other companies of comparable size and complexity. Base salary levels are also influenced by the performance of the Corporation with respect to growth in sales and net income, return on shareholders’ equity, return on sales and assets, sales per employee and market capitalization. In addition, compensation is measured against published survey information. In reviewing the salary levels of the executive officers of the Corporation, the Corporate Governance and Compensation Committee takes into account the problem-solving ability required to satisfactorily fulfill the positions’ assigned duties and responsibilities and the impact the positions have on the operation and profitability of the Corporation.

Submitted by the Corporate Governance and Compensation Committee of the Board of Directors on March 29, 2005

Ernest Gross (Chairman) Dr. Jerome Binrbaum Daniel S. Van Riper Dr. David Pramer

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. The Audit Committee is composed of three (3) non-employee directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. The Charter was originally filed with the Securities and Exchange Commission in connection with the filing of the Corporation’s proxy statement for its 2001 annual meeting and has been subsequently amended.

     Management is responsible for the Corporation’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee preapproves the engagement of the independent accountants to provide non-audit services, including tax services.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the audited consolidated financial statements included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based upon the aforementioned, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission.

Submitted by the The Audit Committee of the Board of Directors on March 29, 2005

Joel Jaffe (Chairman) Ernest Gross Peter Schkeeper

     The Board has determined that Mr. Jaffe is an Audit Committee Financial Expert.

Certain Relationships and Transactions

     Carol Freedman, the daughter of David Freedman, and the sister of Kenneth Freedman, has been employed by the Company in various capacities since 1979. Ms. Freedman is currently Customer Service Manager and also is Assistant Treasurer of the Company. Her compensation for 2004 was $58,300.

     The Corporation loaned Samuel Eichenbaum $51,250 in August 1998 for 10 years without interest in order to exercise options for 20,460 shares of the Corporation’s Common stock. The current balance due on the loan is $1,250. These shares of stock have been pledged to the Corporation to secure the loan.

STOCK PERFORMANCE CHART

     The following chart compares the yearly change in the cumulative total shareholder return on the Corporation’s Common stock during the last five years ended December 31, 2004, with the cumulative total return of the Media General Core Data Index and an index comprised of the Media General Scientific/Tech Instruments Group Index. The comparison assumes that $100 was invested on December 31, 1999 in the Corporation’s Common stock and in each of the other two indices.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG NEW BRUNSWICK SCIENTIFIC CO., INC.
MG CORE DATA INDEX AND
MG SCIENTIFIC/TECH INSTRUMENTS GROUP INDEX

$350
$300
$250
$200
$150
$100
$ 50
$ 0
1999
2000
2001
2002
2003
2004
THE CORPORATION
MG SCIENTIFIC/TECH INSTRUMENTS GROUP INDEX
MG CORE DATA INDEX

	1999	2000	2001	2002	2003	2004
The Corporation	100	89.04	117.42	125.39	137.43	161.07
MG Scientific/Tech Instruments GroupIndex	100	111.92	72.68	45.97	73.99	82.36
MG Core Data Index	100	90.27	79.93	63.49	84.52	94.81

ITEM 2. PROPOSAL TO ADOPT AMENDMENTS TO THE CORPORATION’S EMPLOYEE STOCK PURCHASE PLAN.

Proposal

The Board of Directors has approved certain amendments to the Corporation’s Employee Stock Purchase Plan(the “Stock Purchase Plan”), namely:

(1)	Amending Section 4(a) of the Stock Purchase Plan to provide that from and after the purchase date of May 31, 2005, purchases under the plan shall occur monthly, as of the last day of each month; and

(2)	Amending Section 4(b) of the Stock Purchase Plan to provide that from and after the purchase date of May 31, 2005, the purchase price discount shall be changed from 85% to 95% of the current fair market value of the Company’s Common stock, as measured on the last day of the applicable calendar month.

Summary

     The Corporation originally adopted the Stock Purchase Plan in 1987. Under the Stock Purchase Plan, 559,231 authorized but unissued shares of the Corporation’s Common stock were reserved for purchase by eligible employees of the Corporation and its subsidiaries at prices less than fair market value, with funds contributed by the participating employees for that purpose under a payroll deduction arrangement. The Stock Purchase Plan currently provides for the sale of shares of the Corporation at 85% of the lower of the last reported closing price in the over-the-counter market as quoted by NASDAQ on the first or last day of a six month period, either June 1 or December 1. The Corporation desires to change the purchase dates from once every six months to once per month, to eliminate the six month look back period for measuring the fair market value of the Common stock in determining the purchase price, and to reduce the discount to 5% from the current 15% and permit the sale of shares on the last day of each month. The Board of Directors has approved this amendment and recommends that the shareholders approve it as well.

     The following description of the Stock Purchase Plan is qualified in all respects by the text of the Plan itself as proposed to be amended, which is attached hereto as Appendix “A”.

Description of the Stock Purchase Plan

     All regular employees of the Corporation and those of its subsidiaries in which the Company owns or controls at least 75% of the shares of capital stock (of all classes) outstanding (i) whose customary employment exceeds 20 hours per week and exceeds 5 months in any calendar year, and (ii) who have completed more than 12 months of employment with the Corporation or such subsidiaries prior to enrollment, are eligible to participate in the Stock Purchase Plan. However, persons who own or hold rights to purchase 5% or more of the voting power of the Corporation’s Common stock (i.e., Mr. David Freedman) are not eligible. An employee’s rights to participate in the Stock Purchase Plan terminate automatically if that person ceases to be employed by the Corporation or such subsidiaries for any reason. Also, if the Corporation’s ownership of any subsidiary in which the Corporation owns at least 75% of the capital stock when the Stock Purchase Plan becomes effective should later decrease below 75% , the Board may terminate the eligibility of the employees of that subsidiary, if it so elects. Management believes that a substantial majority of the employees of the Corporation and its subsidiaries are eligible to participate in the Stock Purchase Plan.

     The closing price of the Common stock of the Corporation on April 1, 2005 as quoted on the NASDAQ was $5.05 per share.

     Participants may authorize the Corporation to deduct up to 10% of their gross pay in any pay period subject, however, to a maximum of 70% of the 401(k) maximum contribution limit as set by the Internal Revenue Service, deductible in any one year. The amounts deducted by participants will be deposited in a bank account specially maintained for administration of the Stock Purchase Plan and segregated from the other assets of the Corporation. Each participant will receive regular statements of account with respect to his or her interest in the Stock Purchase Plan.

     On the last day of each month, the Corporation will apply the deductions from each employee’s gross pay accumulated during that month to the purchase of shares of the Corporation’s Common stock. The number of shares to be purchased for each employee shall be determined by dividing the amount of accumulated contributions by an amount equal to 95% of the last reported closing price in the over-the-counter market as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications on the last trading day of each month.

     Notwithstanding the above, any participant may elect not to have the amounts deducted from their payroll applied to the purchase of stock on any given purchase date if they give written notice of non-purchase to the Corporation prior to the end of the month.

     The Stock Purchase Plan will be administered by a committee consisting of three persons (who need not be directors) appointed by the Board of Directors of the Corporation. The Corporation pays all expenses associated with the Stock Purchase Plan. The Stock Purchase Plan is subject to amendment at any time by the Board of Directors except that without the approval of the shareholders, the Stock Purchase Plan may not be amended to increase the number of shares of Common stock which may be sold to participants or to authorize payroll deductions in excess of 10% of the participants’ gross pay.

     Management recommends a vote “FOR” this amendment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm to make an examination of the accounts of the Company for the fiscal year 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

     The fees billed for services rendered for the Company by KPMG LLP for fiscal 2004 and 2003 were as follows:

	2004	2003
Audit of the consolidated financial statements, including timely quarterly review services	$264,000	$208,000
Audit related fees (benefit plan audits)	26,400	30,000
Tax services	73,700	54,000

Total fees	$364,100	$292,000

OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

2006 SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in the Proxy Statement of the Board of Directors for the 2006 Annual Meeting of Shareholders, must be received by the Corporation at 44 Talmadge Road, Edison, New Jersey 08817 on or before December 22, 2005.

GENERAL

     The cost of this solicitation will be borne by the Corporation. Brokers will be asked to forward solicitation material to beneficial owners of stock and will be reimbursed for their out-of-pocket expenses.

By Order of the Board of Directors

Adele Lavender, Secretary

ANNUAL REPORT ON FORM 10-K

     The Corporation will provide without charge to each shareholder who requests it in writing, a copy of its Annual Report on Form 10-K 405 for the year ended December 31, 2004, including the financial statements and schedules thereto (but without the exhibits thereto) filed with the Securities and Exchange Commission. The Corporation will furnish any exhibit to such Annual Report to any shareholder requesting the same upon payment of a fee equal to the Corporation’s reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K 405 or exhibits thereto should be addressed to Samuel Eichenbaum, Vice President, Finance, New Brunswick Scientific Co., Inc. 44 Talmadge Road, Edison, New Jersey 08817-4005. The Company also makes its periodic and current reports available, free of charge on its website (www.nbsc.com) as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission.

Appendix “A”

EMPLOYEE STOCK PURCHASE PLAN
OF NEW BRUNSWICK SCIENTIFIC CO., INC.

1. Reservation of Stock

          To encourage and facilitate the purchase of capital stock of New Brunswick Scientific Co., Inc., there is hereby reserved for sale under the Employee Stock Purchase Plan of New Brunswick Scientific Co., Inc. (the “Plan”) 559,231 authorized but unissued shares of Common stock, par value $0.0625 per share, of New Brunswick Scientific Co., Inc. (the “Company”). Authorized but unissued shares are reserved under the Plan, however, issued shares that have been or may be reacquired by the Company, either especially for use under the Plan or otherwise, may be used for purposes of the Plan from time to time in place of the reserved shares.

2. Eligibility

          All regular employees of the Company and those of its subsidiaries in which the Company owns or controls at least 75% of the shares of capital stock (of all classes) outstanding (i) whose customary employment is for more than 20 hours per week and for more than five months in any calendar year, and (ii) who have completed twelve or more months of employment with the Company or such subsidiaries, shall be eligible to participate in the Plan. If the Company’s ownership or control of the outstanding capital stock of any subsidiary in which it owns at least 75% thereof as of the date the Plan becomes effective shall become less than 75% thereof after such date, then the Board of Directors may, in its discretion, terminate the eligibility of the employees of such subsidiary. Such termination may, at the election of the directors, be effective (i) immediately, in which case all amounts accumulated for the affected employees under Section 3 of the Plan shall promptly be returned to them, or (ii) immediately following the next succeeding date for the purchase of shares, as determined under Section 4 of the Plan.

          Each employee who is eligible to participate in the Plan may enroll in the Plan by signing a form provided by the Company to authorize payroll deductions for contributions to the Plan. Such enrollment form shall be completed and returned to the Company at least 2 days prior to each enrollment date, the enrollment dates for the Plan being the first day of each month.

          Notwithstanding the above, no employee of the Company or its subsidiaries shall be granted a right to purchase shares under the Plan if, immediately after such right is granted, such employee would own or hold a right to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its subsidiaries, within the meaning of the rules set forth in Section 423(b)(3) of the Internal Revenue Code of 1986.

3. Payroll Deductions

          Each participant in the Plan shall authorize payment for the shares to be purchased by him through allotments from his pay in even dollar amounts, in any pay period, not to exceed ten percent (10%) of his gross pay. The maximum amount, however, which may be allotted through payroll deductions by each participant shall not exceed 70% of the 401(k) maximum contribution limit as set by the Internal Revenue Service, in any one year during the duration of the Plan. Such payroll deductions must be made in each regular pay period. Subject to the foregoing maximum percentage and dollar amount, a participant may change the amount of their future allotments as of the beginning of any month by filing notice of the change with the Controller of the Company at least twenty-one (21) days prior to the start of the month.

          The Company will furnish to each participant promptly after the end of May and November in each year a statement of their account in reasonable detail.

4. Method of Purchase

a)	Beginning on November 30, 1987 and on the last day of each six month period through May 31, 2005 and on the last date of each month thereafter, so long as the Plan remains in effect, the Company shall apply the contributions accumulated in each participant’s account as of such date to the purchase of authorized but unissued, or reacquired, shares of its capital stock, provided that prior to such date the participant may submit a Notification of Non-Purchase Form, in which case no shares shall be purchased for the participant for such period. Any balance remaining after a purchase (or after an election not to purchase) shall be refunded to the participant, except that any amounts representing a fractional share which remain after a purchase will be carried over to the next succeeding period and either applied to the purchase of shares or refunded to the participant, as applicable.

b)	The number of shares to be purchased shall be determined by dividing the amount of accumulated contributions by 95% of the last reported closing price in the over-the-counter market on the last day of each month as quoted by NASDAQ and reported in The Wall Street Journal or other similar financial publications) for such date; or

As soon as practicable after the purchase date, the Company shall issue to each participant a certificate evidencing the whole number of shares purchased.

c)	No Participant shall have the right to purchase stock under all stock purchase plans of the Company and its parent or subsidiary corporations at an accrued rate exceeding $25,000 of the fair market value of such shares (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time.

5. Ownership of Stock; Non-Assignability

          No Participant as such shall be considered to own or have any interest in any shares of stock other than the whole shares purchased for them as above provided. Each participant or such other person as they shall have designated to become the record owner) shall be deemed the owner of record of any shares so purchased, on the date of issuance of the certificate evidencing the shares purchased.

          The right to purchase stock under the Plan shall be non-assignable. Any purported assignment or transfer of such right, voluntary or involuntary, shall be deemed to be an election not to exercise such right to purchase stock, and any sum accumulated at the time of any termination of employment for any reason, including death, shall be refunded.

6. Withdrawal from the Plan

          Any participant may withdraw from the Plan at any time by giving written notice of such withdrawal to the Controller of the Company at least five (5) business days before the date of withdrawal. Promptly after a participant’s withdrawal, they will be paid all amounts standing to their credit. A participant who has withdrawn may, if they remain eligible to participate in the Plan, resume participation as of the first day of any month beginning after their withdrawal, by filing a new application form at least twenty-one days prior to such date, provided that no employee may re-enter the Plan more than twice without approval of the Committee administering the Plan.

          A participant shall be deemed automatically to have withdrawn from the Plan at the time of their ceasing for any reason to be employed by the Company, or its subsidiaries described in section 2 above, or at the time they cease to be eligible to participate in the Plan. Any credit amounts standing to their credit shall be paid and delivered to them. In the event of the death of a participant, any amounts standing to their credit shall be paid and delivered to their executor or administrator. A leave of absence shall not be considered a termination of employment so as to effect withdrawal from the Plan provided such leave of absence is in accordance with established Company policy.

7. Administration

          The Plan shall be administered by a Committee of at least three members, who are appointed by (and subject to removal by) the Board of Directors of the Company. Members of the Committee need not be directors of the Company.

Subject to direction of the Board, the Committee shall make such interpretations and adopt regulations as it may deem desirable or necessary in connection with the operation of the Plan. Members of the Committee shall receive no separate compensation for serving on the Committee.

8. Duration and Amendment

          The Plan is to continue in effect until 559,231 shares have been sold under it, subject, however, to termination at anytime by the Board of Directors of the Company. Upon termination of the Plan, all amounts standing to the credit of participants shall be distributed to them in the same manner as if they had withdrawn from the Plan.

          The Plan is subject to amendment at any time by the Board of Directors except that, without the approval of the stockholders of the Company, the number of shares which may be sold to participants shall not be increased, and payroll allotments exceeding ten percent (10%) of gross pay shall not be authorized. No amendment of the Plan will become effective until at least ten (10) days after written notice thereof has been given to each participant.

          If there is any recapitalization of the Company with respect to its Common shares or any split-up or combination or exchange of shares, the aggregate number of shares which may be thereafter be available under the Plan, the number of shares with respect to which rights to purchase have been granted at that time, and the price at which such shares may be purchased, shall be proportionately and appropriately adjusted.

9. Applicable Law and Regulations

          It is intended that this Plan and all rights granted hereunder will meet the requirements of an employee stock purchase plan under the Internal Revenue Code, or other applicable provisions, as they may be amended from time to time. The Plan, in all respects, shall be so interpreted and construed as to be consistent with this purpose.

          Sales of shares under the Plan shall be subject to approval of the Plan by the Company’s shareholders, as provided in the Internal Revenue Code, and to compliance with requirements of all applicable state and federal securities and other laws.

ANNUAL MEETING OF SHAREHOLDERS OF

NEW BRUNSWICK SCIENTIFIC CO., INC.

May 26, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors: To Elect (3) Three Class III Directors to serve until the 2008 Annual Meeting and To Elect (1) One Class I Director to serve until the 2006 Annual Meeting.			2.
The approval and adoption of an amendment to the New Brunswick Scientific Co., Inc. Employee Stock Purchase Plan eliminating the lookback feature and reducing the discount for shares purchased thereunder.
					☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ David Freedman ¡ Dr. Jerome Birnbaum ¡ James T. Orcutt ¡ Kenneth Freedman	Class III until 2008 Class III until 2008 Class III until 2008 Class I until 2006	Management Recommends A Vote FOR Proposal 2 Listed Above.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

This Proxy is Solicited on behalf of the Board of Directors

NEW BRUNSWICK SCIENTIFIC CO., INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

MAY 26, 2005

     The undersigned hereby constitutes and appoints David Freedman and James T. Orcutt, and each of them, proxies of the undersigned, with full power of substitution to represent and vote, as designated on the reverse side, all shares of the Common stock of New Brunswick Scientific Co., Inc. (the “Corporation”) which the undersigned could represent and vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held on May 26, 2005, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

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